     As filed with the Securities and Exchange Commission on February 15, 2002
                                                           Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                 --------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                             McDonald's Corporation
             (Exact name of registrant as specified in its charter)

          Delaware                                      36-2361282
 (State or other jurisdiction of                     (I.R.S. Employer
  incorporation or organization)                   Identification Number)


                                 Gloria Santona
              Senior Vice President, General Counsel and Secretary
                             McDonald's Corporation
                              One McDonald's Plaza
                            Oak Brook, Illinois 60523
                                 (630) 623-3000
               (Address, including zip code, and telephone number,
        including area code, of registrant's principal executive offices)
                                 --------------

     Approximate date of commencement of proposed sale to the public: As soon as possible after the effective date of this Registration Statement.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                 ---------------

                         CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------
                                                            Proposed maximum     Proposed maximum
         Title of each class of            Amount to be         offering             aggregate           Amount of
       securities to be registered          registered    price per share (2)   offering price (2)    registration fee
-------------------------------------------------------------------------------------------------------------------------
Stock appreciation rights (1)
Common stock, par value $.01 per share      10,000,000          $26.81             $268,100,000          $24,665.20
(1)
-------------------------------------------------------------------------------------------------------------------------

(1) Each stock appreciation right will entitle the holder thereof to receive an amount in cash or in shares of common stock, par value $.01, of McDonald's Corporation ("Common Stock") equal to the excess of (A) the closing sale price per share of Common Stock on the date the holder exercises such stock appreciation right over (B) the grant price of such stock appreciation right.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) on the basis of the high and low sale price per share of McDonald's common stock as reported on the New York Stock Exchange Composite Transactions for February 12, 2002.
                                -----------------

     The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not grant these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

                 SUBJECT TO COMPLETION, DATED FEBRUARY 15, 2002

P R O S P E C T U S

                                [GRAPHIC OMITTED]

                             McDonald's Corporation

                                   10,000,000
                            Stock Appreciation Rights

                             ----------------------

     This prospectus relates to up to 10,000,000 Stock Appreciation Rights, or SARs, and up to 10,000,000 shares of our common stock, $.01 par value, that may be issued upon the exercise of the SARs. Each SAR will entitle the holder to receive an amount equal to the excess of the fair market value of a share of our common stock on the date the SAR is exercised over the grant price of the SAR. This amount will be paid by us either in cash or in shares of our common stock valued as of the date of exercise. The SARs will be granted to certain U.S. owners/operators pursuant to the terms of the 2002 QSC&V Rewards Program as described herein. McDonald's will not receive any proceeds from the grant or the exercise of the SARs.

     Our common stock trades under the symbol "MCD" and is listed on the New York and Chicago stock exchanges in the United States. The last reported sale price of our common stock, as reported on the New York Stock Exchange Composite Tape on _______________ , 2002, was $ ________ per share.

                             ----------------------

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
                             ----------------------

                 The date of this prospectus is _________, 2002.

     If it is against the law in any state to offer the Stock Appreciation Rights (or to solicit an offer from someone to receive the Stock Appreciation Rights), then this prospectus does not apply to any person in that state, and no offer or solicitation is made by this prospectus to any such person.

     You should rely only on the information provided or incorporated by reference in this prospectus or any supplement. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus or any supplement is accurate as of any date other than the date on the front of such documents.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

McDONALD'S CORPORATION
     General
     Where to get more information
USE OF PROCEEDS
DESCRIPTION OF THE PLAN AND THE STOCK APPRECIATION RIGHTS
     Introduction
     What is our purpose in offering the Plan?
     What are Stock Appreciation Rights and why should you be interested? Who is eligible to participate in the Plan?
     How are the recipients of Stock Appreciation Rights determined?
     How is the grant price of the Stock Appreciation Rights determined? Does the grant of Stock Appreciation Rights provide the grantee with any shareholder or owner/operator rights?
     When can a grantee exercise his or her Stock Appreciation Rights?
     How does a grantee exercise his or her Stock Appreciation Rights?
     Can a grantee exercise Stock Appreciation Rights if the grantee no longer owns or operates a McDonald's restaurant?
     Can McDonald's repurchase or cancel Stock Appreciation Rights without the grantee's permission?
     What happens to a grantee's Stock Appreciation Rights upon a merger or other transaction involving McDonald's?
     How would Stock Appreciation Rights be affected by a split of
         McDonald's common stock?
     Can a grantee sell or transfer his or her Stock Appreciation Rights to someone else?
     What is the United States federal income tax treatment of a Stock
          Appreciation Right?
     Investment Considerations
     Who administers the Plan?
     Can the Plan be modified?
     How can a grantee find out about any special rules applicable to specific grants of Stock Appreciation Rights that that the grantee has received?
PLAN OF DISTRIBUTION
LEGAL MATTERS
EXPERTS

                             McDONALD'S CORPORATION

General

         We are a Delaware corporation organized on March 1, 1965 as the successor to an Illinois corporation formed in 1956. Our principal executive offices are at One McDonald's Plaza, Oak Brook, Illinois 60523, telephone: (630) 623-3000, and our registered office in Delaware is at 1013 Centre Road, Wilmington, Delaware 19805.

         We and our subsidiaries develop, operate, franchise and service a worldwide system of restaurants that prepare, assemble, package and sell a limited menu of value-priced foods. These restaurants are operated by us and our subsidiaries or, under the terms of franchise agreements, by franchisees who are independent third parties, or by affiliates operating under joint-venture agreements between us or our subsidiaries and local business people.

         We operate primarily in the quick-service hamburger restaurant business under the McDonald's brand. We also operate other restaurant concepts: Aroma Cafe, Boston Market, Chipotle Mexican Grill and Donatos Pizza. McDonald's restaurant business comprises virtually all of our consolidated operating results.

         Our restaurants offer a substantially uniform menu consisting of hamburgers and cheeseburgers, including the Big Mac and Quarter Pounder with Cheese, the Filet-O-Fish, several chicken sandwiches, french fries, Chicken McNuggets, salads, milk shakes, McFlurries, sundaes and cones, pies, cookies and soft drinks and other beverages. In addition, we sell a variety of products during limited promotional time periods. Our restaurants operating in the United States and certain international markets are open during breakfast hours and offer a full or limited breakfast menu including the Egg McMuffin and the Sausage McMuffin with Egg sandwiches, hotcakes and sausage; biscuit sandwiches; bagel sandwiches and muffins. We test new products on an ongoing basis.

         We and our subsidiaries, franchisees and affiliates purchase food products and packaging from numerous independent suppliers. Quality specifications for both raw and cooked food products are established and strictly enforced. Alternative sources of these items are generally available. Quality assurance labs in the United States, Europe and the Pacific work to ensure that our high standards are consistently met. The quality assurance process involves ongoing testing and on-site inspections of suppliers' facilities. Independently owned and operated distribution centers distribute products and supplies to most of our restaurants. The restaurants then prepare, assemble and package these products using specially designed production techniques and equipment to obtain uniform standards of quality.

         Our restaurants are located in all fifty of the United States and the District of Columbia and in many foreign locations, principally Japan, Canada, Germany, England, France, Australia and Brazil. At December 31, 2001, there were 30,093 restaurants worldwide, of which 14,130 were located in the United States and 15,963 in 120 other countries.

Where to get more information

         We have filed a registration statement with the Securities and Exchange Commission (the "SEC") relating to the Stock Appreciation Rights of which this prospectus forms a part. This prospectus does not contain all of the information described in the registration statement. For further information, you should refer to the registration statement.

         We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC's public reference room in Washington, D.C. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Our SEC filings are also available to the public at the SEC's Website at http://www.sec.gov. The SEC file number for our documents filed under the Securities Exchange Act of 1934 is 1-5231.

         The SEC allows us to "incorporate by reference" information into this prospectus. This means we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be a part of this prospectus, except for any such information that is superseded by information included directly in this document.

         The following documents that we have filed with the SEC are incorporated into this prospectus by reference and are considered a part of this prospectus:

         (a) Our Current Reports on Form 8-K filed on January 25, 2002 and February 14, 2002;

         (b) Our Annual Report on Form 10-K for the fiscal year ended December 31, 2000;

         (c) Our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2001, June 30, 2001 and September 30, 2001; and

         (d) A description of our common stock contained in the Registration Statement on Form S-3 (Registration No. 33-16119) under the caption "Description of Capital Stock."

         Later information that we file with the SEC will update and/or supersede this information. We are also incorporating by reference all documents filed with the SEC pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and prior to the expiration of any outstanding Stock Appreciation Rights.

         We will provide any of the above documents (including any exhibits that are specifically incorporated by reference in them) to each person to whom this prospectus is delivered. You may request these documents at no cost. Written or telephone requests should be directed to:

                             McDonald's Corporation
                       c/o Investors Relations Department
                                   Kroc Drive
                            Oak Brook, Illinois 60523
                             Telephone: 630-623-7428

                                 USE OF PROCEEDS

         McDonald's will not receive any proceeds from the recipients of the Stock Appreciation Rights for either the grants thereof or from any future exercise of the Stock Appreciation Rights.

                             DESCRIPTION OF THE PLAN
                        AND THE STOCK APPRECIATION RIGHTS

         The following is a summary of the 2002 QSC&V Rewards Program of McDonald's Corporation (the "Plan"). This summary does not address all of the provisions of the Plan and is qualified in its entirety by reference to the Plan. We urge you to read the Plan because it, and not this summary, defines the rights of the holders of Stock Appreciation Rights and the obligations of McDonald's Corporation. A copy of the Plan is included as an exhibit to the registration statement of which this prospectus forms a part. All references in this prospectus to "we," "us" and "our" refer to McDonald's Corporation, all references to "you" and "your" refer to those U.S. owners/operators eligible to receive grants of Stock Appreciation Rights pursuant to the Plan, and all references to "grantees" refer to those U.S. owners/operators who receive grants of Stock Appreciation Rights pursuant to the Plan, unless the context reflects otherwise.

Introduction

         The Plan. The Plan was approved by our Board of Directors (the "Board") on February 13, 2002, and provides for the grant of up to 10,000,000 stock appreciation rights (the "Stock Appreciation Rights," or "SARs"). The Plan will terminate on December 31, 2012, unless terminated earlier by the Board. Termination of the Plan will not affect any Stock Appreciation Rights that are outstanding on the date of termination.

         SAR Grant Information. If you receive a grant of Stock Appreciation Rights, we will provide you with information detailing, among other things, the number of Stock Appreciation Rights you have been granted, their grant price, their expiration date and the date on which they become exercisable. We refer to this information as the SAR Grant Information.

         Different Provisions in Specific Grants of Stock Appreciation Rights. The discussion below describes generally the Plan and the Stock Appreciation Rights. The terms of your SARs may be different in one or more respects from the terms described below. Any differences in the terms of your SARs will be described in the SAR Grant Information provided to you at the time of your grant.

         Certain Legal Provisions Not Applicable. The Plan is not subject to the Employee Retirement Income Security Act of 1974. The Plan is not qualified under
Section 401(a) of the Internal Revenue Code of 1986.

What is our purpose in offering the Plan?

         We benefit from the efforts, commitment and judgment of the owners/operators of McDonald's restaurants. The Plan is designed to recognize and reward the U.S. owners/operators whose organizations operate in the top 20% of all organizations based on quality, service and cleanliness ("QSC") levels and are providing the best customer experience. Under the Plan, we will grant Stock Appreciation Rights to those U.S. owners/operators whose organizations rank in the top 20% of our QSC levels, as determined by us. See "How are the recipients of Stock Appreciation Rights determined?"

         We believe the Plan will strengthen the U.S. owners/operators' commitment to deliver the best customer experience by providing to them an opportunity to benefit from any appreciation that may occur in the price of our common stock between the date the Stock Appreciation Rights are granted, which we refer to as the Grant Date, and the date the grantee chooses to exercise his or her Stock Appreciation Rights, which we refer to as the Exercise Date.

What are Stock Appreciation Rights and why should you be interested?

         You should be interested because Stock Appreciation Rights give you the opportunity to benefit from any appreciation in the price of our common stock between the Grant Date and the Exercise Date.

         A Stock Appreciation Right is a right to receive a payment, which we refer to as the Settlement Payment, in cash or in shares of our common stock in an amount equal to the excess of (1) the Fair Market Value of one share of our common stock on the date the Stock Appreciation Right is exercised over (2) the grant price of the Stock Appreciation Right. We will determine at the time the Stock Appreciation Right is exercised whether we will pay the Settlement Payment in cash or in shares of our common stock. If we pay the Settlement Payment in stock, the number of shares we deliver to you will be equal to the Settlement Payment divided by the Fair Market Value of a share of Common Stock on the Exercise Date.

         "Fair Market Value" of a share of our common stock means, as of any applicable date, the closing price of our common stock at the close of normal trading hours on the New York Stock Exchange, or, if no such sale of our common stock shall have occurred on such date, on the next preceding date on which there is such a sale.

Who is eligible to participate in the Plan?

         You are eligible to participate in the Plan if you own/operate a McDonald's restaurant located in the United States at both the beginning of a Measurement Period and the end of that same Measurement Period. You do not need to take any action to participate and there are no fees or other costs to you for participation. We will automatically include each U.S. owner/operator in the Plan. See "How are the recipients of Stock Appreciation Rights determined?--Included and excluded restaurants, --Material Breach."

How are the recipients of Stock Appreciation Rights determined?

         Organizations. For purposes of administering the Plan, we will divide all of the McDonald's restaurants in the United States (other than those restaurants owned by us) into organizations based on family or other significant ownership relationships. Some restaurants may be assigned to an organization that includes only one restaurant. Other organizations may include dozens of restaurants. The assignment of a restaurant to an organization will be determined by us in our sole discretion and will be for the sole purpose of administering the Plan. Prior to the commencement of each measurement period (as described below), we will inform each owner/operator which restaurants are included in that owner/operator's organization.

         Ranking. At the end of each Measurement Period, we will determine a numerical score for each organization based on the measurement criteria described below. Those organizations that rank in the top 20% based on their numerical score will be deemed to be "Top 20% Organizations." The owners/operators of these Top 20% Organizations will be granted 1,000 Stock Appreciation Rights for each restaurant in their organization. See, however, "--Included and excluded restaurants" and "--Material Breach."

         If there is more than one owner/operator within a Top 20% Organization, then the aggregate Stock Appreciation Rights to be granted will be divided evenly among all the owners/operators within that organization, with each owner/operator receiving an equal number of Stock Appreciation Rights; provided, however, that if the owners/operators unanimously agree that a different division more appropriately reflects the efforts that produced the organization's score, the Special Program Committee, in its sole discretion, may agree to the revised division and grant the Stock Appreciation Rights accordingly.

         Measurement period. Unless the Special Program Committee determines otherwise, each measurement period will be one year, beginning on April 1 of each year and ending on March 31 of the following year. See "Who administers the Plan?" The first measurement period will begin on April 1, 2002. The Special Program Committee will determine in its sole discretion whether to continue the Plan after the completion of the first measurement period on March 31, 2003. If the Plan is continued for one or more additional measurement periods, we will notify you prior to the commencement of each additional measurement period. Grants of Stock Appreciation Rights will generally be made approximately 90 days after the end of each measurement period to allow for administrative processing. No SARs may be granted under the Plan after December 31, 2012.

         Measurement criteria. After the end of each measurement period, we will determine a numerical score for each organization. This organizational score will be equal to the average score received by all of the restaurants within such organization. Restaurant scores will be determined by the weighted results of the following three measurement tools which we will apply to each restaurant during the measurement period:

               Operations reviews: Four operations reviews will be conducted for each restaurant during the measurement period. The operations reviews will consist of one initial full operations review, one follow-up full operations review and two short operations reviews. We will provide a numerical score for each of the four reviews based on the results of the Quality, Service and Cleanliness portions of these reviews. These scores will then be weighted so that each full operations review will count for 30% of the operations review score and each short operations review will count for 20% of the operations review score. The weighted average of these four scores will count for 40% of the overall restaurant score.

               Mystery shops: Between three and five third-party assessments of each restaurant's performance will be conducted during each quarter of the measurement period. The mystery shop assessments will measure individual restaurant performance from the perspective of the customer. The average of all mystery shop scores for the period will count for 40% of the overall restaurant score.

               Employee commitment: Employee satisfaction and commitment will be measured for each restaurant during the measurement period based on the results of an employee commitment survey and the People Review section of the initial full operations review and the follow-up full operations review for that measurement period. We will provide a numerical score for each restaurant based on these results. This score will count for 20% of the overall restaurant score.

         The application of the measurement tools to each restaurant will be conducted by McDonald's or its designee and the resulting scores will be determined by McDonald's, each in its sole discretion.

         The Special Program Committee, in its sole discretion, may modify or revise these measurement tools at any time; provided, however, the Special Program Committee will provide notice to you prior to the effective date of any such modification or revision.

         Included and excluded restaurants. Prior to each April 1, we will provide each owner/operator with a list of restaurants that are to be included in such owner/operator's organization for the upcoming measurement period. Once a measurement period has commenced, we will not add additional restaurants to an organization. If a restaurant is not part of an organization for the entire measurement period (e.g., the owner/operator sells the restaurant to or purchases the restaurant from another person who is not included in the owner/operator's organization, or a restaurant is newly-opened or permanently closed during the measurement period), the numerical score for that restaurant will be excluded in calculating the overall score for the organization for that measurement period, and that restaurant will be excluded for purposes of determining the number of SARs to be granted, if any. In addition, the numerical score for any restaurant that receives less than 75% of its scheduled operations reviews or less than 75% of its scheduled mystery shops during the measurement period ("Minimum Requirements") will be excluded in calculating the overall score for the organization for that measurement period. Notwithstanding the foregoing, the Special Program Committee may make appropriate adjustments or waive the Minimum Requirements, if it determines, in its sole discretion, that a restaurant or group of restaurants failed to receive reviews or assessments due to our administrative procedures. See "--Measurement Criteria."

         Material Breach. If we determine in our sole discretion that an owner/operator is in material breach of his or her Franchise Agreement with McDonald's at any point during a measurement period, that owner/operator will not be eligible to be selected as a Top 20% Organization regardless of the numerical score that the organization receives during the measurement period and that owner/operator will not be eligible to receive Stock Appreciation Rights under the Plan. Furthermore, if the owner/operator is deemed ineligible to receive grants of SARs due to a material breach of his or her Franchise Agreement then all other owner/operators whose restaurants are included in the same organization as the disqualified owner/operator will be deemed ineligible to receive SARs. If we determine that an owner/operator is not eligible to receive Stock Appreciation Rights due to a material breach of his or her Franchise Agreement, we will notify the owner/operator and all other owner/operators in the same organization.

         Special Program Committee. All determinations under the Plan will be made by the Special Program Committee in its sole discretion. See "Who administers the Plan?"

How is the grant price of the Stock Appreciation Rights determined?

         The grant price will be the Fair Market Value of McDonald's common stock on the Grant Date of the SARs. The grantee's SAR Grant Information will specify the grant price of his or her Stock Appreciation Rights.

Does the grant of Stock Appreciation Rights provide the grantee with any shareholder or owner/operator rights?

         No. The grant of a Stock Appreciation Right is not a franchise contract (or an amendment or supplement thereto) and does not provide any rights other than the right to benefit from any appreciation in the price of our common stock between the Grant Date and the Exercise Date.

         Additionally, the grant of a Stock Appreciation Right does not give the grantee any of the rights of a shareholder of McDonald's, including but not limited to the right to vote or receive dividends, or any right to purchase the shares of our common stock underlying the grantee's SARs.

When can a grantee exercise his or her Stock Appreciation Rights?

         Vesting and expiration. Stock Appreciation Rights become vested and exercisable on the first anniversary of the Grant Date so long as the grantee remains an owner/operator through that date. See "Can a grantee exercise Stock Appreciation Rights if the grantee no longer owns or operates a McDonald's restaurant?" SARs expire on the fifth anniversary of the Grant Date. The grantee's SAR Grant Information will state the Grant Date, the date the Stock Appreciation Rights become exercisable and the date the Stock Appreciation Rights expire.

      Early exercisability and extension of expiration date. The Special Program Committee may decide, in its sole discretion, to allow certain Stock Appreciation Rights granted under the Plan to become exercisable either earlier than or later than the first anniversary of the Grant Date and/or to remain exercisable past the fifth anniversary of the Grant Date. Any such variation will be described in the relevant SAR Grant Information or in a letter from the Special Program Committee to the grantee.

         Automatic exercise. The grantee is solely responsible for monitoring the exercisability and expiration of his or her Stock Appreciation Rights. However, if a grantee has not exercised a Stock Appreciation Right by the close of business on the day the SAR expires, we will deem the SAR to have been exercised on the expiration date and will forward to the grantee the appropriate Settlement Payment.

How does a grantee exercise his or her Stock Appreciation Rights?

         The SAR Grant Information provided to the grantee at the time of the grant of his or her Stock Appreciation Rights will include the forms necessary to exercise the SARs as well as instructions as to how the forms are to be completed and the procedures the grantee must follow.

Can a grantee exercise Stock Appreciation Rights if the grantee no longer owns or operates a McDonald's restaurant?

         Yes, if the Stock Appreciation Rights are vested on the date he or she ceases to be an owner/operator. Except as provided below under "Material Breach," a grantee who no longer owns or operates a McDonald's restaurant will be able to continue to hold and to exercise his or her vested Stock Appreciation Rights in accordance with the terms of the original grant as detailed in the relevant SAR Grant Information. Except in the case of the grantee's death or permanent disability, the grantee will forfeit any Stock Appreciation Rights that are unvested on the date the grantee ceases to be an owner/operator.

         Permanent disability or death. If a grantee becomes permanently disabled or dies while holding either vested or unvested Stock Appreciation Rights, the grantee or the grantee's estate will retain the Stock Appreciation Rights and any unvested SARs will vest immediately. In the case of the grantee's death, the SARs will become part of the grantee's estate and any transfer or assignment will be subject to relevant state law.

         Material Breach. If we determine in our sole discretion that there has been a material breach by the grantee of the grantee's Franchise Agreement with McDonald's, we may cancel the grantee's unexercised Stock Appreciation Rights, whether vested or unvested, without compensation to the grantee. If we cancel a grantee's unexercised Stock Appreciation Rights based on a material breach, we will notify the grantee of the cancellation, provided that a notice of default under the grantee's Franchise Agreement will satisfy this notice requirement.

Can McDonald's repurchase or cancel Stock Appreciation Rights without the grantee's permission?

         Notwithstanding any other statement in this prospectus, our Board may elect at any time to repurchase any or all of the outstanding Stock Appreciation Rights, upon a finding by the Board, in its sole discretion, that (A) there has occurred a fundamental change of circumstances which frustrates the purpose of the Plan or which makes it unlikely that the objectives of the Plan can be achieved; or (B) it is necessary or appropriate to do so, in light of any change to, or new interpretation of, any law, regulation or rule, including accounting rules, applicable to the Plan that has an adverse affect upon the Company or participants in the Plan. If we repurchase a Stock Appreciation Right, we will cancel the Stock Appreciation Right and pay the holder the greater of either (A) 25% of the grant price of the Stock Appreciation Right; or (B) the Settlement Payment that would have otherwise been paid on the Stock Appreciation Right if it had been exercised on the date of repurchase.

What happens to a grantee's Stock Appreciation Rights upon a merger or other transaction involving McDonald's?

         Mergers and Other Transactions. In case of a merger, consolidation, recapitalization, spinoff or similar corporate transaction resulting in a reclassification or other change in McDonald's common stock, an appropriate adjustment will be made by the Special Program Committee to unexercised Stock Appreciation Rights. The adjustment may include adjusting Stock Appreciation Rights to constitute stock appreciation rights for the stock of the corporation surviving the merger or transaction, or cancellation of the Stock Appreciation Rights for cash or other property.

         Complete Liquidation. Upon the complete liquidation of McDonald's, any unexercised Stock Appreciation Rights will be cancelled, except as otherwise provided above in connection with a merger, consolidation or reorganization of McDonald's. Upon the approval of a plan of liquidation by the McDonald's shareholders, the Special Program Committee, in its sole discretion, may accelerate the exercisability of outstanding Stock Appreciation Rights.

How would Stock Appreciation Rights be affected by a split of McDonald's common stock?

         After a stock split or stock dividend, the Special Program Committee will proportionately reduce the grant price of the Stock Appreciation Rights and increase the number of Stock Appreciation Rights, to eliminate the effect of the stock split on the value of those Stock Appreciation Rights outstanding at the time of the stock split. Similarly, in case of a reverse stock split or stock combination, the Special Program Committee will proportionately increase the grant price of Stock Appreciation Rights and reduce the number of Stock Appreciation Rights.

Can a grantee sell or transfer his or her Stock Appreciation Rights to someone else?

         No. A grantee cannot sell or transfer any Stock Appreciation Rights granted under the Plan; provided, however, that SARs may be assigned or transferred by will, intestate succession, or operation of law.

What is the United States federal income tax treatment of a Stock Appreciation Right?

         The following discussion is limited to United States federal income tax laws applicable to recipients of the Stock Appreciation Rights who are either citizens or residents of the United States. The discussion does not address the possible impact of state or local taxes or the tax laws of other countries, which may provide for different tax consequences to recipients of Stock Appreciation Rights who are subject to such laws. Each grantee should consult with his/her tax advisor regarding the tax consequences of Stock Appreciation Rights, including the relevance to his/her particular situation of the considerations discussed below.

         General Rule. The grantee is responsible for all taxes associated with the Stock Appreciation Rights. There are no immediate tax consequences to a grantee as a result of his or her receipt of a grant of Stock Appreciation Rights under the Plan. When a grantee exercises a Stock Appreciation Right he or she will be required to recognize ordinary income equal to the value of the cash or shares of common stock received pursuant to the exercise of the Stock Appreciation Rights.

         Tax Withholding and Reporting. McDonald's will not be required to withhold federal income taxes or Social Security taxes from any amounts paid to the grantee as a result of the grantee's exercise of a Stock

Appreciation Right. A grantee who exercises a Stock Appreciation Right will receive an IRS Form 1099 for the year of exercise reflecting the value of the cash or shares of common stock received.

         Effect on McDonald's. McDonald's is generally entitled to a tax deduction in the same amount and in the same year in which the grantee recognizes ordinary income resulting from the exercise of a Stock Appreciation Right.

Investment Considerations

         The market price of McDonalds's common stock has varied widely. Moreover, the price of McDonald's common stock may increase after a grantee exercises some or all of his or her Stock Appreciation Rights. Therefore, grantees should consult with their financial advisors to determine the most appropriate time for them to exercise their Stock Appreciation Rights.

Who administers the Plan?

         The Plan is administered by the Special Program Committee located at McDonald's principal executive offices. The Special Program Committee is composed of officers of McDonald's appointed by the Board to serve on the Special Program Committee at the pleasure of the Board. The Special Program Committee may delegate certain of its administrative duties to officers and employees of McDonald's or other persons or entities designated by it.

         Subject to the express terms of each Stock Appreciation Right, the Special Program Committee has full and final authority, in its discretion, to:

         o determine the grant price of each Stock Appreciation Right, the individuals to whom, and the time or times at which, Stock Appreciation Rights are granted;

         o     interpret the Plan;

         o make, amend, and cancel rules and regulations relating to the Plan;

         o determine the terms, provisions, restrictions and/or conditions of each Stock Appreciation Right and, with your consent, to modify such terms, provisions, restrictions or conditions; and

         o     make all other determinations for the administration of the Plan.


         Our Board may, in its discretion, assume any of the administrative responsibilities of the Special Program Committee and/or appoint another special committee to administer all or portions of the Plan.

Can the Plan be modified?

         The Special Program Committee can amend or modify the Plan or the terms of any outstanding Stock Appreciation Right; provided, however, that except as provided in the Plan no amendment or modification shall materially adversely affect any previously-granted Stock Appreciation Rights without the consent of the grantee.

How can a grantee find out about any special rules applicable to specific grants of Stock Appreciation Rights that the grantee has received?

         The special rules that apply to specific Stock Appreciation Rights may be found in the SAR Grant Information provided to the grantee at the time of each grant of Stock Appreciation Rights. Thereafter, any changes to the special rules will be communicated in writing to the grantee by the Special Program Committee.

                              PLAN OF DISTRIBUTION

         Stock Appreciation Rights will be granted directly by McDonald's to selected U.S. owners/operators pursuant to the Plan. A copy of this prospectus will be delivered by McDonald's to all U.S. owners/operators prior to the commencement of the initial measurement period and to all new U.S. owners/operators prior to the commencement of each subsequent measurement period for which such new U.S. owners/operators will be eligible to receive Stock Appreciation Rights.

                                  LEGAL MATTERS

         Gloria Santona, our Senior Vice President, General Counsel and Secretary will pass on the legality of the Stock Appreciation Rights being offered by us and the shares of our common stock that may be issued upon the exercise of Stock Appreciation Rights. Ms. Santona is a full-time employee of ours and owns shares of our common stock directly and as a participant in various employee benefit plans. Ms. Santona also holds options to purchase shares of our common stock.

                                     EXPERTS

         Ernst & Young LLP, independent auditors, have audited McDonald's consolidated financial statements included in McDonald's Annual Report on Form 10-K for the year ended December 31, 2000, as set forth in their report, which is incorporated by reference in this prospectus. McDonald's consolidated financial statements are incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.

================================================================================
No dealer, salesperson or other individual has been authorized to give any information or to make any representations not contained or incorporated by reference in this prospectus in connection with the offering covered by this prospectus. If given or made, such information or representations must not be relied upon as having been authorized by McDonald's Corporation. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Stock Appreciation Rights in any jurisdiction where, or to any person to whom, it is unlawful to make any such offer or solicitation. Neither the delivery of this prospectus nor any offer or sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this prospectus or in the affairs of McDonald's Corporation since the date hereof.

================================================================================

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
McDONALD'S CORPORATION

USE OF PROCEEDS
DESCRIPTION OF THE PLAN AND THE STOCK APPRECIATION RIGHTS
   Introduction

   What is our purpose in offering the Plan?

   What are Stock Appreciation Rights and why should you be interested?

   Who is eligible to participate in the Plan?

   How are the recipients of Stock Appreciation
      Rights determined?

   How is the grant price of the Stock Appreciation Rights determined?

   Does the grant of Stock Appreciation Rights provide the grantee with any shareholder or owner/operator rights?

   When can a grantee exercise his or her Stock Appreciation Rights?

   How does a grantee exercise his or her Stock Appreciation Rights?

   Can a grantee exercise Stock Appreciation Rights if the grantee no longer owns or operates a McDonald's restaurant?

   Can McDonald's repurchase or cancel Stock Appreciation Rights without the grantee's permission?

   What happens to a grantee's Stock Appreciation Rights upon a merger or other transaction involving McDonald's?

   How would Stock Appreciation Rights be affected by a split of McDonald's common stock?

   Can a grantee sell or transfer his or her Stock Appreciation Rights to someone else?

   What is the United States federal income tax treatment of a Stock
     Appreciation Right?

   Investment Considerations

   Who administers the Plan?

   Can the Plan be modified?

   How can a grantee find out about any special rules applicable to specific grants of Stock Appreciation Right grants that the grantee has received?

PLAN OF DISTRIBUTION

LEGAL MATTERS

EXPERTS

================================================================================

================================================================================

                             McDonald's Corporation

                                   10,000,000

                            Stock Appreciation Rights

                                [GRAPHIC OMITTED]

                               -------------------
                               P R O S P E C T U S
                               -------------------

                               __________ __, 2002


================================================================================

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

         The following table sets forth all expenses in connection with the issuance and distribution of the Stock Appreciation Rights being registered hereby. All the amounts are estimated, except the Securities and Exchange Commission registration fee.

         Securities and Exchange Commission registration fee          $24,665.20
         Fees and expenses of accountants                              15,000.00
         Fees and expenses of counsel                                  50,000.00
         Printing and engraving expenses                                       0
         Miscellaneous                                                         0
                                                                      ----------
            Total                                                     $89,665.20
                                                                      ==========


Item 15. Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporate Law (the "GCL") authorizes a corporation to indemnify any of its directors or officers against expenses, judgments, fines and arrangements paid in settlement in actions, suits or proceedings, other than derivative suits, if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation. In criminal actions, the director or officer must also have had no reasonable cause to believe that his or her conduct was unlawful. A corporation may indemnify a director or officer in a derivative suit if the director or officer acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interests of the corporation but indemnification in derivative suits is limited to expenses reasonably incurred and where the director or officer is found liable to the corporation indemnification is permitted only to the extent the court deems proper.

         Article V of the Company's By-Laws provides that the Company shall indemnify and hold harmless each director and officer in connection with any investigation, action, suit or proceeding, whether civil, criminal, administrative or investigative, if he or she acted in good faith and in a manner that he or she reasonably believed to be in or not opposed to the best interest of the Company and, with respect to any criminal proceeding, he or she had no cause to believe that his or her conduct was unlawful. Such indemnification could cover all expenses as well as liabilities and losses incurred by directors and officers. The Board of Directors has the authority by resolution to provide for other indemnification of directors and officers as it deems appropriate to the extent permitted by law.

         The By-Laws further provide that the Company may maintain insurance at its expense to protect any director or officer against any expenses, liabilities or losses, whether or not the Company would have the power to indemnify such director or officer against such expenses, liabilities or losses under the GCL. Pursuant to this provision, the Company maintains insurance against any liability incurred by its directors and officers in defense of any action in which they are made parties by reason of their positions as directors and officers.

Item 16. List of Exhibits.

   Exhibit
   -------
    Number                       Exhibit Description
    ------                       -------------------

     4         The McDonald's Corporation 2002 QSC&V Rewards Program Plan.
     5         Opinion and consent of Gloria Santona, Senior Vice President,
               General Counsel and Secretary of McDonald's Corporation.
     23(a)     Consent of Ernst & Young LLP, independent auditors.
     23(b)     Consent of Ms. Santona is included in Exhibit 5.
     24        Powers of Attorney (set forth on the signature page of this
               Registration Statement).

Item 17. Undertakings.

         The undersigned Registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

               (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

               (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     provided, however, that the undertakings set forth in paragraphs (i) and
     (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

         (b) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (d) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (e) That, insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Village of Oak Brook, and State of Illinois, on the 15th day of February, 2002.

                                            McDONALD'S CORPORATION


                                            By: /s/ MATTHEW H. PAULL
                                                --------------------------------
                                                Matthew H. Paull
                                                Executive Vice President and
                                                Chief Financial Officer


         Each person whose signature appears below constitutes and appoints Matthew H. Paull, Michael D. Richard, Gloria Santona and Phillip H. Rudolph, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated and on the 15th day of February 2002.

       Signature                                    Title
  --------------------------          ------------------------------------------

/s/ HALL ADAMS, JR.                   Director
----------------------------
Hall Adams, Jr.

/s/ JAMES R. CANTALUPO                Vice Chairman and President Emeritus--
----------------------------          McDonald's Corporation and Director
James R. Cantalupo

/s/ JACK M. GREENBERG                 Chairman and Chief Executive Officer--
----------------------------          McDonald's Corporation and Director
Jack M. Greenberg

                                      Director
----------------------------
Enrique Hernandez, Jr.

                                      Director
----------------------------
Jeanne P. Jackson

/s/ DONALD G. LUBIN                   Director
----------------------------
Donald G.Lubin

/s/ WALTER E.MASSEY                   Director
----------------------------
Walter E.Massey

       Signature                                    Title
  --------------------------          ------------------------------------------


/s/ ANDREW J. MCKENNA                 Director
----------------------------
Andrew J. McKenna

/s/ MICHAEL R. QUINLAN                Director
----------------------------
Michael R. Quinlan

/s/ TERRY L.SAVAGE                    Director
----------------------------
Terry L.Savage

/s/ ROGER W. STONE                    Director
----------------------------
Roger W. Stone

                                      Director
----------------------------
Robert N. Thurston

/s/ FRED L. TURNER                    Senior Chairman and Director
----------------------------
Fred L. Turner

/s/ MATTHEW H. PAULL                  Executive Vice President and Chief
----------------------------          Financial Officer
Matthew H. Paull

/s/ DAVID M. POJMAN                   Vice President and Corporate Controller
----------------------------
David M. Pojman

                                  EXHIBIT INDEX

   Exhibit
   -------
    Number                     Exhibit Description
    ------                     -------------------

     4         The McDonald's Corporation 2002 QSC&V Rewards Program Plan.
     5         Opinion and consent of Gloria Santona, Senior Vice President,
               General Counsel and Secretary of McDonald's Corporation.
     23(a)     Consent of Ernst & Young LLP, independent auditors.
     23(b)     Consent of Ms. Santona is included in Exhibit 5.
     24        Powers of Attorney (set forth on the signature page of this
               Registration Statement).


                                       1